Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
SECOND QUARTER 2021 RESULTS ON
JULY 20TH

Minneapolis – (July 7, 2021) – Sleep Number Corporation (Nasdaq: SNBR) will release its second quarter results through July 3, 2021, after market close on Tuesday, July 20, 2021. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Individuality is the foundation of Sleep Number. Our purpose driven company is comprised of over 5,000 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. We have improved over 13 million lives and are positively impacting society’s wellbeing through higher quality sleep.

Our award-winning 360® smart beds are informed by science. They learn from over one billion sleep sessions of highly-accurate, real world sleep data – the cumulation of 10 billion hours’ worth - to automatically adjust to each sleeper and provide effortless comfort and proven quality sleep. Our 360 smart beds deliver individualized sleep health reports and insights, including a daily SleepIQ® score, and are helping to advance meaningful sleep health solutions by applying sleep science and research.

For life-changing sleep, visit SleepNumber.com or one of our approximately 600 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com